Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports Second Quarter 2021 Results
Delivers GAAP Operating Margin of 24.4% and Strong Outlook
Singapore – May 5, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its second fiscal quarter ended April 3, 2021. The Company reported second quarter net revenue of $340.2 million, net income of $71.3 million, representing EPS of $1.13 per fully diluted share, and non-GAAP net income of $79.4 million, representing non-GAAP EPS of $1.26 per fully diluted share.

Quarterly Results - U.S. GAAP
	Fiscal Q2 2021	Change vs. Fiscal Q2 2020	Change vs. Fiscal Q1 2021
Net Revenue	$340.2 million	up 125.7%	up 27%
Gross Profit	$148.5 million	up 114.3%	up 22.2%
Gross Margin	43.7%	down 230 bps	down 170 bps
Income from Operations	$83.1 million	up 648.6%	up 53.9%
Operating Margin	24.4%	up 1700 bps	up 420 bps
Net Income	$71.3 million	up 499.2%	up 47.3%
Net Margin	21.0%	up 1310 bps	up 290 bps
EPS – Diluted	$1.13	up 494.7%	up 46.8%

Quarterly Results - Non-GAAP

	Fiscal Q2 2021	Change vs. Fiscal Q2 2020	Change vs. Fiscal Q1 2021
Income from Operations	$89.8 million	up 441%	up 50.2%
Operating Margin	26.4%	up 1540 bps	up 410 bps
Net Income	$79.4 million	up 367.1%	up 47.9%
Net Margin	23.4%	up 1210 bps	up 340 bps
EPS - Diluted	$1.26	up 384.6%	up 46.5%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.
Due to ongoing global supply chain challenges and strong business conditions, the Company incurred expediting fees and spot purchases of $4.9 million during the second fiscal quarter. These incremental expenses materially contributed to the sequential gross margin change in the second fiscal quarter and are anticipated to continue temporarily through the second fiscal half of 2021. Management remains committed to fundamental gross margin improvement over the long-term.

Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "Demand continues to be strong for our solutions and is supported by structural dynamics, including the increasing global reliance on semiconductors and the increasing capital intensity within the semiconductor assembly process. These improving dynamics, combined with our ongoing strategic execution in supporting technology change for leading-edge applications and also for the display market, provide many new opportunities for shareholder value creation."

Second Quarter Fiscal 2021 Financial Highlights
•Net revenue of $340.2 million.
•Gross margin of 43.7%.
•Net income of $71.3 million or $1.13 per share; non-GAAP net income of $79.4 million or $1.26 per share.
•Cash, cash equivalents, and short-term investments were $564.3 million as of April 3, 2021.

Third Quarter Fiscal 2021 Outlook
The Company currently expects net revenue in the third fiscal quarter of 2021 ending July 3, 2021 to be approximately $400 million +/- $20 million, and expects non-GAAP EPS to be approximately $1.35 +/- 10%.
Looking forward, Fusen Chen commented, "Our global operations and R&D teams have aggressively worked to mitigate supply chain constraints within our control. While ongoing challenges remain, these efforts have allowed us to further support our customers during this period of industry growth and increase our outlook into the second fiscal half."

Earnings Conference Call Details
A conference call to discuss these results will be held on May 6, 2021, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast link and supplemental earnings presentation will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through May 13th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13717954. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization of intangibles, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, income tax expense arising from discrete tax items triggered by significant changes in tax law, gain/loss on disposals of businesses, as well as tax benefits or expense associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors'

ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net revenue	$340,163	$150,741	$608,020	$295,038
Cost of sales	191,673	81,438	338,044	155,371
Gross profit	148,490	69,303	269,976	139,667

Operating expenses:
Selling, general and administrative	27,774	27,331	61,274	53,755
Research and development	34,868	29,067	66,412	57,359
Amortization of intangible assets	1,355	1,820	3,313	3,637
Acquisition-related costs	1,379	—	1,730	—
Restructuring	—	9	91	426
Total operating expenses	65,376	58,227	132,820	115,177
Income from operations	83,114	11,076	137,156	24,490
Other income (expense):
Interest income	586	2,675	1,237	5,514
Interest expense	(74)	(661)	(106)	(1,244)
Income before income taxes	83,626	13,090	138,287	28,760
Income tax expense	12,212	1,162	18,510	3,295
Share of results of equity-method investee, net of tax	94	40	94	100
Net income	$71,320	$11,888	$119,683	$25,365

Net income per share:
Basic	$1.15	$0.19	$1.93	$0.40
Diluted	$1.13	$0.19	$1.90	$0.39

Cash dividends declared per share	$0.14	$0.12	$0.28	$0.24

Weighted average shares outstanding:
Basic	62,068	63,679	62,023	63,675
Diluted	63,237	64,219	63,118	64,266

	Three months ended		Six months ended
Supplemental financial data:	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Depreciation and amortization	$4,600	$4,769	$9,747	$9,528
Capital expenditures	5,121	2,775	8,808	5,099
Equity-based compensation expense:
Cost of sales	210	183	415	415
Selling, general and administrative	2,824	2,695	5,103	5,430
Research and development	929	844	1,846	1,486
Total equity-based compensation expense	$3,963	$3,722	$7,364	$7,331

	As of
	April 3, 2021	March 28, 2020
Backlog of orders [1]	$664,831	$136,353
Number of employees	3,434	2,929
1.Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	April 3, 2021	October 3, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$257,333	$188,127
Short-term investments	307,000	342,000
Accounts and other receivable, net of allowance for doubtful accounts of $942 and $968, respectively	307,934	198,640
Inventories, net	139,999	111,809
Prepaid expenses and other current assets	23,471	19,620
TOTAL CURRENT ASSETS	1,035,737	860,196

Property, plant and equipment, net	61,965	59,147
Operating right-of-use assets	21,346	22,688
Goodwill	73,548	56,695
Intangible assets, net	46,046	37,972
Deferred tax assets	9,668	8,147
Equity investments	6,371	7,535
Other assets	2,292	2,186
TOTAL ASSETS	$1,256,973	$1,054,566

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	123,832	57,688
Operating lease liabilities	6,171	5,903
Accrued expenses and other current liabilities	104,386	76,762
Income taxes payable	25,183	17,540
TOTAL CURRENT LIABILITIES	259,572	157,893

Deferred income taxes	33,395	33,005
Income taxes payable	67,234	74,957
Operating lease liabilities	16,741	18,325
Other liabilities	13,171	12,392
TOTAL LIABILITIES	390,113	296,572

SHAREHOLDERS' EQUITY
Common stock, no par value	542,112	539,213
Treasury stock, at cost	(392,680)	(394,817)
Retained earnings	718,427	616,119
Accumulated other comprehensive loss	(999)	(2,521)
TOTAL SHAREHOLDERS' EQUITY	$866,860	$757,994

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,256,973	$1,054,566

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net cash provided by operating activities	$27,085	$14,055	$85,720	$39,083
Net cash provided by/(used in) investing activities	1,775	(131,466)	1,999	(24,979)
Net cash (used in)/provided by financing activities	(9,910)	12,106	(19,117)	14,258
Effect of exchange rate changes on cash and cash equivalents	(1,287)	238	604	(239)
Changes in cash and cash equivalents	17,663	(105,067)	69,206	28,123
Cash and cash equivalents, beginning of period	239,670	497,374	188,127	364,184
Cash and cash equivalents, end of period	$257,333	$392,307	$257,333	$392,307

Short-term investments	307,000	248,000	307,000	248,000
Total cash, cash equivalents and short-term investments	$564,333	$640,307	$564,333	$640,307

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operation and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	April 3, 2021	March 28, 2020	January 2, 2021
Net revenue	$340,163	$150,741	$267,857
U.S. GAAP income from operations	83,114	11,076	54,042
U.S. GAAP operating margin	24.4%	7.3%	20.2%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,355	1,820	1,958
Restructuring	—	9	91
Equity-based compensation (a)	3,963	3,722	3,401
Acquisition-related costs	1,379	—	351
Non-GAAP income from operations	$89,811	$16,627	$59,843
Non-GAAP operating margin	26.4%	11.0%	22.3%
(a)This non-GAAP measure is newly included for the three months ended January 2, 2021. Comparatives have been included.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	April 3, 2021	March 28, 2020	January 2, 2021
Net revenue	$340,163	$150,741	$267,857
U.S. GAAP net income	71,320	11,888	48,363
U.S. GAAP net margin	21.0%	7.9%	18.1%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,355	1,820	1,958
Restructuring	—	9	91
Equity-based compensation	3,963	3,722	3,401
Acquisition-related costs	1,379	—	351
Income tax effects on non-GAAP items	1,429	(432)	(474)
Total non-GAAP adjustments	$8,126	$5,119	$5,327
Non-GAAP net income	$79,446	$17,007	$53,690
Non-GAAP net margin	23.4%	11.3%	20.0%

U.S. GAAP net income per share:
Basic	1.15	0.19	0.78
Diluted(a)	1.13	0.19	0.77

Non-GAAP adjustments per share:(b)
Basic	0.13	0.08	0.09
Diluted	0.13	0.07	0.09

Non-GAAP net income per share:
Basic	$1.28	$0.27	$0.87
Diluted(c)	$1.26	$0.26	$0.86
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, costs associated with restructuring, equity-based compensation expenses and acquisition-related costs as well as income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.